ASSIGNMENT OF LLC INTEREST

         Assignment of membership interest in Prime Resource LLC from Prime Resource LLC, a Utah limited Liabiity Co., ("Prime"), to Andrew Limpert (Limpert) on this 10th day of January, 2002 in Salt Lake County, Utah.

                                    RECITALS

         WHEREAS, Prime acquired, as of January 1, 2002, a 23% membership interest in Prime from Mr. William S. Campbell("Campbell");

         WHEREAS, Prime has agreed to compensate Limpert with this LLC interest for financial consulting and organizational services through the completion of a proposed SB-2 offering of its shares, subsequent to conversion from an LLC to a corporation, to be filed later in 2002;

         WHEREAS, the parties agree the Campbell membership interest should be valued at $100,000 for assignment in partial satisfaction of the Limpert services and the 26% corporate interest would be valued at $113,000;

         NOW THEREFORE, the parties initially agree and covenant as follows:

         Limpert is herewith assigned the 23% membership interest previously owned by Campbell in Prime. Prime and Limpert understand that Limpert has and will continue to provide financial consulting and organizational services to Prime through completion of a reorganization as a Utah corporation and the filing of an SB-2 Registration Statement. Limpert accepts such interest without warranty, express or implied, except warranty of good title by Prime.

         Prime agrees to value the Limpert services at $113,000 and to issue not less than 26% of the to be issued and outstanding shares in a reorganized Prime Corporation as subsequently organized in complete payment and discharge of its obligation for payment of services to Limpert.

         DATED this 10th day January, 2002.

PRIME by its principal majority owners:

-----------------------------------         ---------------------------------
Terry Deru, Manager, Member                          Andrew Limpert

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Scott Deru, Member

PRIME RESOURCES/Assign.Interest
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